Exhibit 99.1
 NGP Capital Resources Company Announces
Third Quarter 2008 Financial Results and Portfolio Activity

Houston, Texas - (PRNEWSWIRE) – November 11, 2008 – NGP Capital Resources Company (NASDAQ: NGPC) (the “Company”) today announced its financial results for the third quarter ended September 30, 2008.

Highlights for the quarter ended September 30, 2008:

Stockholders’ equity: $310.2 million
Net asset value per share: $14.34

Operating Results:
Net increase in stockholders' equity (net assets) from operations: $14.5 million
Net investment income: $4.3 million
Net realized capital gains on portfolio securities, corporate notes and commodity derivative instruments: $18.3 million (before taxes)
Net increase in unrealized depreciation on portfolio securities, corporate notes and commodity derivative instruments: $3.8 million
Dividends declared per common share: $0.40

Portfolio and Investment Activity:
New investments made in portfolio companies during period: $20.1 million
Total invested in portfolio companies at September 30, 2008: $301 million
Number of portfolio companies at September 30, 2008: 18

Portfolio and Investment Activity

At September 30, 2008, the Company’s targeted investment portfolio consisted of 18 portfolio companies totaling $301 million. The Company had commitments to fund an additional $64 million on total committed amounts of $365 million. At September 30, 2008, the total portfolio was invested as follows: 31.6% in senior secured term loans, 5.0% in senior subordinated secured notes, 0.3% in participating convertible preferred stock, 1.8% in common stock, 1.6% in corporate notes, 6.5% in member and partnership units, 9.5% in net profits interest, 4.8% in limited term royalty interests and 0.8% in other investments. The balance of the Company’s investment portfolio was comprised 25.5% in U.S. Treasury Bills and 12.6% in cash and cash equivalents.

The weighted average yield on targeted portfolio investments, exclusive of capital gains, was 12.41% at September 30, 2008. The weighted average yield on investments in corporate notes was 5.82% and on investments in U.S. Treasury Bills and cash and cash equivalents was 1.71% as of September 30, 2008. The weighted average yield on the Company’s total capital invested at September 30, 2008 was 8.16%.

Operating Results – Quarter ended September 30, 2008

Investment income totaled $9.9 million for the quarter ended September 30, 2008, with $9.0 million attributable to the Company’s targeted portfolio investments and $0.9 million attributable to investments in corporate notes, cash and cash equivalents and fee income. Operating expenses for the quarter ended September 30, 2008 were $7.0 million and included $4.5 million of advisory and management and capital gains incentive fees, $1.5 million of interest expense and credit facility fees and $1.0 million of general and administrative expenses. The resulting net investment income, including a $1.4 million tax benefit from affiliates, was $4.3 million. The Company experienced a net increase in unrealized depreciation of $3.8 million, consisting of a $5.6 million decrease in targeted portfolio fair value, a $0.6 million decrease in the fair value of corporate notes and a $2.4 million increase in the fair value of commodity derivative instruments. The decrease in targeted portfolio fair value was largely a result of the realization and reversal of $7.7 million of unrealized gains reported in previous quarters, through the sale of the assets associated with the Company’s ownership of Rubicon and the sale of its Resaca ORRI. The Company recorded a $3.1 million decrease in the value of its ATP Oil & Gas overriding royalty interest and a $1.3 million decrease in the value of its Venoco bonds. These decreases were partially offset by a $6.1 million increase in the value of the Company’s remaining Resaca stock and $0.4 million in unrealized appreciation of overriding royalty interests.  Overall, the Company had a net increase in stockholders' equity (net assets) resulting from operations of $14.5 million, or $0.66 per share. After giving effect to the $0.40 per common share dividend declared during the quarter, stockholders’ equity (net assets) per share as of September 30, 2008 was $14.34.

Subsequent Events

On October 7, 2008, the Company repaid the entirety of its $52.625 million balance on the Investment Credit Facility and on October 9, 2008, the Company reduced the outstanding balance on the Treasury Credit Facility from $126.25 million to $75 million.

On October 31, 2008, the Company closed a $30 million Senior Secured Credit Facility (the "Facility") with Black Pool Energy Partners, LLC ("BPEP"), a private company based in Houston, Texas. The Company acted as agent and sole lender for the Facility. Initial availability under the Facility is $13.5 million with approximately $0.3 million funded at closing. The Facility is secured by first liens on substantially all of BPEP’s assets. As partial consideration for providing the Facility, the Company received warrants in BPEP and an overriding royalty interest in BPEP's properties. Proceeds from the Facility will be used by BPEP for capital expenditures to develop certain properties. BPEP is an oil and gas producer with interests in assets located offshore Texas and onshore in southern Louisiana.

Conference Call at 11:00 a.m. Eastern Time on November 11, 2008

The Company invites all interested persons to participate in its conference call on November 11, 2008 at 11:00 a.m. Eastern Time. The dial-in number for the call is (877) 681-3375. International callers should dial (719) 325-4862. The pass code for the conference call is 7543578.

The Company will maintain an audio replay of the call from 2:00 p.m. Eastern Time on November 11, 2008 through 12:00 a.m. Eastern Time on November 18, 2008. The replay dial-in number is (888) 203-1112. International callers should dial (719) 457-0820. The replay pass code is 7543578. The call will also be accessible via the internet, on our Investor Relations page at www.ngpcrc.com.

NGP CAPITAL RESOURCES COMPANY
CONSOLIDATED BALANCE SHEETS

	September 30, 2008
	(Unaudited)	December 31, 2007
Assets
Investments in portfolio securities at fair value (cost: $299,021,654 and $277,947,454, respectively)	$299,850,813	$284,228,573
Investments in corporate notes at fair value (cost: $11,598,261 and $11,631,599, respectively)	8,244,900	8,955,500
Investments in commodity derivative instruments at fair value (cost: $1,131,085 and $0, respectively)	3,312,580	-
Investments in U.S. Treasury Bills, at amortized cost which approximates fair value	128,505,292	163,925,625
Total investments	439,913,585	457,109,698

Cash and cash equivalents	63,403,174	18,437,115
Accounts receivable	35,345	17,569
Interest receivable	969,510	647,839
Prepaid assets	1,478,435	2,020,655

Total assets	$505,800,049	$478,232,876

Liabilities and stockholders' equity (net assets)
Current liabilities
Accounts payable	$3,617,159	$928,761
Management and incentive fees payable	4,470,880	2,032,107
Dividends payable	8,651,281	9,012,671
Total current liabilities	16,739,320	11,973,539

Long-term debt	178,875,000	216,000,000

Total liabilities	195,614,320	227,973,539

Commitments and contingencies

Stockholders’ equity (net assets)
Common stock, $.001 par value, 250,000,000 shares authorized; 21,628,202 and 17,500,332 shares issued and outstanding, respectively	21,628	17,500
Paid-in capital in excess of par	307,886,738	245,881,078
Undistributed net investment income (loss)	(12,240,153)	(103,394)
Undistributed net realized capital gain (loss)	14,860,223	859,133
Net unrealized appreciation (depreciation) of portfolio securities, corporate notes and commodity derivative instruments	(342,707)	3,605,020

Total stockholders’ equity (net assets)	310,185,729	250,259,337

Total liabilities and stockholders' equity (net assets)	$505,800,049	$478,232,876

Net asset value per share	$14.34	$14.30

NGP CAPITAL RESOURCES COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Investment income
Interest income	$9,816,811	$9,011,405	$27,467,490	$26,940,522
Dividend income	-	-	-	93,710
Other income	52,877	47,960	137,767	245,704

Total investment income	9,869,688	9,059,365	27,605,257	27,279,936

Operating expenses
Management fees	1,944,869	1,626,857	5,583,084	4,776,860
Incentive fees	2,526,011	(531,889)	2,526,011	522,469
Professional fees	174,150	209,231	607,519	537,813
Insurance expense	198,812	132,423	596,442	397,268
Interest expense and fees	1,470,091	1,737,202	5,351,738	4,913,624
State franchise taxes	-	12,218	32,712	46,811
Other general and administrative expenses	690,152	614,816	2,134,624	1,897,879

Total operating expenses	7,004,085	3,800,858	16,832,130	13,092,724

Net investment income (loss) before income taxes	2,865,603	5,258,507	10,773,127	14,187,212

Benefit (provision) for income taxes	1,400,000	-	1,392,808	-

Net investment income (loss)	4,265,603	5,258,507	12,165,935	14,187,212

Net realized capital gain (loss) on investments
Net realized capital gain (loss) on portfolio securities,corporate notes and commodity derivative instruments	18,301,090	(351,114)	18,301,090	6,315,744
Benefit (provision) for taxes on investments	(4,300,000)	-	(4,300,000)	-

Total net realized capital gain (loss) on investments	14,001,090	(351,114)	14,001,090	6,315,744

Net increase (decrease) in unrealized appreciation (depreciation) on portfolio securities, corporate notes and commodity derivative instruments	(3,812,904)	(712,268)	(3,947,727)	5,308,882

Net increase (decrease) in stockholders' equity (net assets) resulting from operations	$14,453,789	$4,195,125	$22,219,298	$25,811,838

Net increase (decrease) in stockholders' equity (net assets)resulting from operations per common share	$0.66	$0.24	$1.02	$1.49

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Per Share Data (1)

Net asset value, beginning of period	$14.08	$14.63	$14.30	$13.96

Increase in net assets as a result of secondary public stock offering	-	-	0.40	-
Underwriting discounts and commissions related to secondary public stock offering	-	-	(0.15)	-
Other costs related to secondary public stock offering	-	-	(0.03)	-
Net increase in net assets from secondary public offering	-	-	0.22	-

Net asset value after public stock offering	14.08	14.63	14.52	13.96

Net investment income (loss)	0.20	0.30	0.56	0.82
Net realized and unrealized gain (loss) on portfolio securities, corporate notes and commodity derivative instruments	0.46	(0.06)	0.46	0.67

Net increase (decrease) in stockholders' equity (net assets) resulting from operations	0.66	0.24	1.02	1.49

Dividends declared	(0.40)	(0.35)	(1.20)	(0.93)

Net asset value, end of period	$14.34	$14.52	$14.34	$14.52

(1) Per Share Data is based on common shares outstanding at end of period.

About NGP Capital Resources Company

NGP Capital Resources Company (the “Company”) is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. The Company's investment portfolio is principally invested in energy related private companies. From time to time, the Company may also invest in public companies. The Company invests primarily in senior secured and mezzanine loans in furtherance of its business plan and in some instances receives equity investments in portfolio companies in connection with such investments. NGP Capital Resources Company is managed by NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management. NGP Energy Capital Management, based in Irving, Texas, is a leading investment firm with $9.5 billion of cumulative capital under management since inception, serving all sectors of the energy industry.

This press release may contain forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, or changes in the conditions of the industries in which we invest, and other factors enumerated in our filings with the Securities and Exchange Commission (the “SEC”).

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in prospectuses we issue from time to time in connection with our offering of securities. Such materials are filed with the SEC and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing.

INVESTMENT CONTACT: Please send investment proposals to: NGP Capital Resources Company, John Homier (jhomier@ngpcrc.com), Kelly Plato (kplato@ngpcrc.com) or Dan Schockling (dschockling@ngpcrc.com), 713-752-0062.

INVESTOR RELATIONS CONTACT: Steve Gardner (investor_relations@ngpcrc.com), 713-752-0062